Exhibit 99.1

Optelecom-NKF, Inc. Announces Completion of Acquisition by TKH Group N.V.

Germantown, Maryland, January 28, 2011— Optelecom-NKF, Inc. (NASDAQ: OPTC, “Optelecom-NKF”) announces the completion of its acquisition by TKH Group N.V. (NYSE Euronext Amsterdam, AMS: TWEKA, “TKH”) on January 27, 2011.

Pursuant to the merger agreement by and among Optelecom-NKF, TKH and a subsidiary of TKH, Optelecom-NKF’s stockholders are entitled to receive $2.45 in cash, without interest and less any applicable withholding taxes, for each share of Optelecom-NKF’s common stock owned by them.  As a result of the merger, Optelecom-NKF’s common stock is no longer listed for trading on The Nasdaq Capital Market effective as of the close of business on January 27, 2011.

Alexander van der Lof, CEO of technology company TKH stated that Optelecom-NKF will contribute to TKH’s ambitious growth path in security solutions. The specific market niches that Optelecom-NKF serves will benefit from the complementary portfolio and technologies within the TKH group. Through our combined sales forces we will be able to grow our market share in the world wide security solutions market.

According to Dave Patterson, president and CEO of Optelecom-NKF, in joining the TKH group, Optelecom-NKF becomes a member of a global organization of companies focused on providing innovative solutions to customers’ needs.  As a TKH group subsidiary, Optelecom-NKF will collaborate with other companies in the group to leverage competencies and capabilities to drive new business, while continuing to support existing customers with our products and services.

Stockholders of record will receive a letter of transmittal and instructions on how to surrender their shares of Optelecom-NKF’s common stock in exchange for the merger consideration.  Stockholders of record should wait to receive the letter of transmittal before surrendering their shares.

About Optelecom-NKF

Optelecom-NKF is a global supplier of advanced video surveillance solutions. Its range includes IP cameras, video servers/codecs, network video recorders, fiber transmission equipment, video management software, and video analytics. It delivers complete solutions for traffic monitoring and security of airports, seaports, casinos, prisons, utilities, public transit, city centers, hospitals, and corporate campuses.

Founded in 1972, Optelecom-NKF has a strong track record in providing its customers with expert technical advice and support in addition to products that are developed and tested for professional and mission critical applications. All Optelecom-NKF IP surveillance solutions are marketed under the Siqura® name.

About TKH

Technology company TKH in the Netherlands, is an internationally active group of companies that specialises in creating and supplying innovative Telecom, Building and Industrial Solutions. In TKH’s business segments basic technologies in the fields of ICT and electro-technology from the various operating companies are combined — frequently in partnership with suppliers — to develop total solutions. Telecom Solutions develops, produces and supplies systems ranging from outdoor infrastructure for telecom networks through to indoor home networking applications. Building Solutions develops, produces and supplies solutions in the field of efficient electro-technology ranging from applications within buildings through to technical systems that — combined with software — provide efficiency solutions for the care and security sectors. Industrial Solutions, develops, produces and supplies solutions ranging from specialty cable, “plug and play” cable systems through to integrated systems for the production of car and truck tyres. Growth is concentrated in North West and Central and Eastern Europe and Asia. In 2009, TKH booked turnover of €726 million with a workforce of 3,564 employees. TKH shares are listed on the NYSE Euronext Amsterdam. For more information, please visit TKH Group’s website: www.tkhgroup.com.

Caution Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended.  No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Optelecom-NKF’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements.  None of Optelecom-NKF nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements and there are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Optelecom-NKF’s.  Optelecom-NKF undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.